[Countrywide Logo]
400 Countrywide Way
February 29, 2008
Simi Valley, California 93065-6298
U.S. Bank, N.A.
Attn: Marcia Johnson
2121 Cliff Drive, Suite 205
Eagan, MN 55122
OFFICER'S CERTIFICATE
I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:
(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and
(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year,
/s/ Joseph Candelario February 28, 2008
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
Exhibit A - Securitized Transaction(s)
U.S. Bank, N.A. 2121 Cliff Drive, Suite 205
ARMT 2007-1
ARMT 2007-3
BAFC 2007-1
BAFC 2007-3
BAFC 2007-4
BAFC 2007-7
BAFC 2007-A
BAFC 2007-B
BAFC 2007-C
CMLTI 2007-10
CMLTI 2007-6
CMLTI 2007-AHL2
CMLTI 2007-AHL3
CMLTI 2007-AMC1
CMLTI 2007-AMC2
CMLTI 2007-AR1
CMLTI 2007-AR4
CMLTI 2007-AR7
CMLTI 2007-AR8
CSAB 2007-1
CSAB 2007-2
CSARMT 2007-1
CSARMT 2007-2
CSARMT 2007-3
CSMC 2007-1
CSMC 2007-2
CSMC 2007-3
Exhibit A - Securitized Transaction(s )
U.S. Bank, N.A. - 2121 Cliff Drive, Suite 205
CSMC 2007-4
CSMC 2007-5
CSMC 2007-6
CSMC 2007-7
DBALT 2007-2
GSAA 2007-1
GSAA 2007-3
GSR 2007-4F
GSR 2007-5F
JPALT 2007-A1
JPALT 2007-A1
JPALT 2007-A2
JPALT 2007-S1
JPMMT 2007-A2
JPMMT 2007-A2
JPMMT 2007-A3
JPMMT 2007-A4
JPMMT 2007-A5
JPMMT 2007-A5
JPMMT 2007-S1
JPMMT 2007-S2
JPMMT 2007-S3
LXS 2007-12N
LXS 2007-15N
LXS 2007-16N
LXS 2007-18N
LXS 2007-20N
Exhibit A - Securitized Transaction(s)
U.S.
Bank, N.A. - 2121 Cliff Drive, Suite 205
LXS 2007-2N
LXS 2007-4N
LXS 2007-7N
MALT 2007-1
MARM 2007-2
MARM 2007-3
MASTR 2007-1
PRIME 2007-3
SASCO 2007-BC4